UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
MIAMI DIVISION

RICHARD STEVENS, on behalf of himself and all others similarly situated, Plaintiffs, v. GLOBETEL COMMUNICATIONS CORP., et. al. Defendants.	CIVIL ACTION NO. 06-CIV-21071- ALTONAGA/Turnoff

DIANA STOCKTON, derivatively on behalf of Nominal Defendant GlobeTel Communications Corp., Plaintiff, v. J. RANDOLPH DUMAS, et al., Defendants, and GLOBETEL COMMUNICATIONS CORP. Nominal Defendant.	CIVIL ACTION NO. 06-CV-60923 (CMA)

SUMMARY NOTICE OF CLASS ACTION AND DERIVATIVE ACTION SETTLEMENTS

TO:
ALL PERSONS AND ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED COMMON STOCK ISSUED BY GLOBETEL COMMUNICATIONS CORP. (“GLOBETEL”) DURING THE PERIOD FROM DECEMBER 30, 2005 THROUGH AND INCLUDING AUGUST 24, 2006 (THE “CLASS”).

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of Florida, Miami Division (the “Court”), that the action captioned Stevens v. GlobeTel Comm. Corp., 06-CIV-21071 (S.D.Fla.) (the “Class Action”) has been conditionally certified as a class action and that a settlement for $2,300,000.00 in cash or other immediately available funds has been proposed. A hearing will be held at 9:00 a.m., on February 4, 2008, before the Honorable Cecilia Altonaga, at the United States District Court for the Southern District of Florida, Miami Division, 301 North Miami Avenue (4th floor), Miami, FL 33128, to determine whether: the Class should be finally certified for settlement purposes, the proposed settlement of the Class Action and the proposed plan for distributing the proceeds of the settlement should be approved by the Court as fair, reasonable and adequate; the Class Action should be dismissed with prejudice against the defendants; the application of the plaintiffs’ counsel for awards of attorneys’ fees, costs and expenses should be approved.
  IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED. CLASS MEMBERS MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND. If you have not yet received the full printed Notice of Class Action Settlement (the “Notice”) and a Proof of Claim and Release form, you may obtain copies of these documents by identifying yourself as a member of the Class and requesting those documents from: Gilardi & Co., Richard Stevens, et al., v. GlobeTel Communications Corp., et al., P.O. Box 990, Corte Madera, CA 94976-0990 (800) 447-7657. Inquiries regarding the Class or this Action, other than requests for the Notice and Proof of Claim and Release form, may be made to the following Lead Counsel: Lee S. Shalov, Esq., or Thomas G. Ciarlone, Jr., Esq., Shalov Stone Bonner & Rocco LLP, 485 Seventh Avenue, Suite 1000, New York, New York 10018.

    To participate in this settlement, Class members must file a Proof of Claim and Release no later than May 5, 2008. To exclude yourself from the Class, you must submit a request for exclusion that is postmarked no later than January 18, 2008. IF YOU ARE A MEMBER OF THE CLASS AND DO NOT EXCLUDE YOURSELF AND DO NOT FILE A PROPER PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT, BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.
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TO:	ALL HOLDERS OF GLOBETEL COMMON STOCK AS OF NOVEMBER 1, 2007 (THE “GLOBETEL SHAREHOLDERS”)

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of Florida, Miami Division (the “Court”) dated November 1, 2007, that with respect to the shareholder derivative action captioned Stockton v. Dumas, et. al., 06-CV-60923 (CMA) (S.D.Fla.) (the “Derivative Action”), a settlement has been proposed pursuant to a Stipulation and Agreement of Compromise dated October 26, 2007. Pursuant to this settlement GlobeTel has or will adopt certain corporate therapeutic governance changes, in exchange for a full and complete release of all claims asserted in the Derivative Action, as more specifically described in the Stipulation. A hearing will be held at 9:00 a.m., on February 4, 2008, before the Honorable Cecilia Altonaga, at the United States District Court for the Southern District of Florida, Miami Division, 301 North Miami Avenue (4th floor), Miami, FL 33128, to determine whether: (i) the proposed settlement of the Derivative Action should be approved by the Court as fair and reasonable; (ii) the Derivative Action should be dismissed with prejudice against the defendants; (iii) the application of plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be approved; and (iv) to consider any other matters as may be necessary or proper in the circumstances. IF YOU ARE A GLOBETEL SHAREHOLDER, YOUR RIGHTS WILL BE AFFECTED BY THIS SETTLEMENT. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING ITS APPROVAL AND FROM PURSUING THE RELEASED DERIVATIVE CLAIMS. Inquiries regarding the Derivative Action may be made to the following Derivative Plaintiff’s Counsel: William B. Federman, Federman & Sherwood, 10205 North Pennsylvania Avenue, Oklahoma City, OK 73120. Any objections to the settlement must conform to certain requirements and must be filed pursuant to the Court’s order dated November 1, 2007.
PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION REGARDING THESE SETTLEMENTS.

Dated: November 20, 2007  By Order of the United States District Court for the Southern District of Florida, Miami Division